UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2023

CENTERSPACE
(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 10th Street SW, Post Office Box 1988, Minot, ND 58702-1988
(Address of principal executive offices) (Zip code)

(701) 837-4738
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, no par value	CSR	New York Stock Exchange
Series C Cumulative Redeemable Preferred Shares	CSR -PRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Anne Olson Promotion
On March 23, 2023, the Board of Trustees (the “Board”) of Centerspace, a North Dakota real estate investment trust (the “Company”), approved the appointment of Anne Olson to serve as President and Chief Executive Officer of the Company, effective March 31, 2023. Prior to her appointment, Ms. Olson served as the Company’s Executive Vice President, Chief Operating Officer, General Counsel and Secretary. Following her appointment, Ms. Olson will continue to serve as Secretary of the Company and will resign her positions as General Counsel and Chief Operating Officer. The Board also approved Ms. Olson’s appointment to serve as a Trustee on the Company’s Board, effective as of March 31, 2023.
Before her appointment, Ms. Olson, age 46, served as Executive Vice President, General Counsel and Secretary of the Company since April 30, 2017, and also as Chief Operating Officer since June 25, 2018. From 2011 to April, 2017, Ms. Olson was in the private practice of law, most recently as a partner with the law firm of Dorsey & Whitney LLP, in its Real Estate Practice Group, where she focused on real estate development and investments for REITs, private equity funds, and national developers and owners. Prior to 2011, she served as Director of Investment Operations and in-house counsel for Welsh Companies, LLC and its affiliates, providing leadership in the growth of its asset portfolio and development of a successful capital markets strategy. Ms. Olson began her legal career practicing real estate law at Dorsey & Whitney LLP. Ms. Olson is a member of the National Multi Housing Council Innovation Committee, and a Board Member for CareTrust REIT (NYSE: CTRE). She holds a Bachelor’s degree in English from Drake University and earned her J.D. with highest honors from Drake University Law School.
There is no arrangement or understanding between Ms. Olson and any other person pursuant to which she was selected as an officer of the Company, and there are no related person transactions involving Ms. Olson that are reportable under Item 404(a) of Regulation S-K. There are no family relationships between any director or executive officer of the Company and Ms. Olson.
In connection with her appointment, the Board approved on March 23, 2023 and the Company entered into an executive employment agreement with Ms. Olson to be effective March 31, 2023 (the “Employment Agreement”). The Employment Agreement provides for at-will employment as President and Chief Executive Officer to begin on March 31, 2023. As part of her compensation package, Ms. Olson will receive or be eligible for (as applicable) (i) an annual base salary of $450,000, (ii) a Short-Term Incentive Plan target of 100% of base salary, (iii) a Long-Term Incentive Plan target of 200% of base salary, and (iv) a one-time stock award of $300,000, with a grant date of March 31, 2023, which will vest in full on the third anniversary of the grant date. The Board also approved the award to Ms. Olson of a cash retention bonus worth $100,000, which she is eligible to collect on March 31, 2023. Ms. Olson also will be eligible to participate in the Company’s employee benefits, including health insurance.
The above description of the Employment Agreement is a summary only and is qualified in its entirety by reference to the full text of the Employment Agreement, substantially attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Bhairav Patel
In order to ensure a smooth transition within the executive management team, on March 23, the Board approved the award to Bhairav Patel, the Company’s Executive Vice President and Chief Financial Officer, of a $150,000 stock award, with a grant date of March 31, 2023. One-third of the awarded shares vest on the second anniversary of the grant date, and the remaining two-thirds vest on the third anniversary of the grant date. The Board also approved the award to Mr. Patel of a cash retention bonus worth $100,000, which he is eligible to collect on March 31, 2023.
Change in Control Agreements
On March 23, the Company entered into Change in Control Severance Agreements to be effective March 31, 2023 (the “Change in Control Agreements”) with each of Anne Olson and Bhairav Patel. The Change in Control Agreements replaced the prior change in control agreements applicable to Ms. Olson and Mr. Patel. Under each Change in Control Agreement, Ms. Olson and Mr. Patel will receive severance payments and benefits if a change in control occurs and her or his employment with the Company and its affiliates is terminated “without cause” by the Company or terminated by the officer for “good reason,” as such terms are defined in the Change in Control Agreements. Such payments and receipt of benefits are also contingent on the officer: (i) signing a release and waiver of all claims against the Company; and (ii) complying with certain covenants during employment and after termination, including: a non-compete provision for six months; a non-recruitment, or non-solicitation, provision; and a confidentiality agreement.
Under the Change in Control Agreements, severance benefits include: (i) a lump-sum severance payment equal to 3x for Ms. Olson and 2x for Mr. Patel the sum of base salary and the target annual cash bonus; (ii) outstanding non-vested share awards that vest based on continued employment vest immediately; and (iii) outstanding non-vested, performance-based share awards that vest based on performance goals vest immediately as though the target performance was achieved as of the change in control date.
The officers are also entitled to a lump-sum payment in the amount that such officer and her or his “qualified beneficiaries” (as defined in Code Section 4980B) would pay for continued medical, dental and vision coverage under the Company’s health plans and reimbursement of certain health insurance coverage for up to 18 months and benefits under other Company plans and programs per the terms of such plans and programs. Neither officer would receive any payment in the event of a termination without good reason by the officer or a termination for cause by the Company.
The above description of the Change in Control Agreements is a summary only and is qualified in its entirety by reference to the full text of the form of Change in Control Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Mark O. Decker, Jr. Departure
On March 23, 2023, the Company and Mark. O. Decker, Jr. reached a mutual agreement for Mr. Decker to separate from his position of President and Chief Executive Officer of the Company, effective March 31, 2023. Mr. Decker will not stand for re-election to the Board at the Company’s next annual meeting of the shareholders, which is expected to be held on May 16, 2023.
In connection with Mr. Decker’s separation, the Company entered into a Separation and General Release Agreement (the “Separation Agreement”) with Mr. Decker. The Separation Agreement provides that Mr. Decker will receive, among other benefits, (i) a lump-sum total gross amount of $2,101,200, which represents the sum of two times Mr. Decker’s current base salary, plus two times Mr. Decker’s current target Short-Term Incentive Plan annual bonus, plus Mr. Decker’s pro-rated 2023 target annual Short-Term Incentive Plan bonus through March 31, 2023; (ii) a gross lump-sum amount of $39,360, representing 24 months of Mr. Decker’s monthly premium for the cost of benefit continuation for health benefits; and (iii) outplacement assistance of up to $10,000. In addition, Mr. Decker’s unvested time-based and performance-based equity awards will vest according to the schedule set forth the Separation Agreement, and all unexercised stock options granted to Mr. Decker during his employment will become exercisable as of March 31, 2023 and will remain exercisable for a period of three months. Under the Separation Agreement, Mr. Decker agreed to a waiver and general release of all claims he has against the Company and certain related persons and entities. Mr. Decker also agreed to other customary covenants, including non-disclosure and non-interference covenants.
The above description of the Separation Agreement is a summary only and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On March 23, 2023, the Company issued a press release announcing Ms. Olson’s appointment. Pursuant to Item 7.01 of Form 8-K, a copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 7.01 and Item 9.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

ITEM 9.01    Financial Statements and Exhibits
(d)Exhibits

Exhibit
Number	Description

10.1	Employment Agreement, effective March 31, 2023, by and between the Company and Anne Olson
10.2	Form of Change in Control Severance Agreement
10.3	Separation Agreement, effective as of March 31, 2023, by and between the Company and Mark Decker, Jr.
99.1	Press Release dated March 23, 2023
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centerspace

	By	/s/ Mark O. Decker Jr.
Mark O. Decker Jr.
Date: March 23, 2023		President and Chief Executive Officer